Exhibit 99.1

Viveve to Participate in H.C. Wainwright 24th Annual Global Investment Conference

ENGLEWOOD, CO – September 1, 2022 - Viveve Medical, Inc. (NASDAQ: VIVE), a medical technology company focused on women's health and the treatment of stress urinary incontinence (SUI), today announced that Scott Durbin, chief executive officer, will participate in the H.C. Wainwright 24th Annual Global Investment Conference, September 12 - 14, 2022. Mr. Durbin will deliver the Viveve corporate presentation and meet with investment community members during the hybrid conference.

Event:	H.C. Wainwright 24th Annual Global Investment Conference September 12 - 14, 2022

Presentation Webcast:	Monday, September 12, 2022, 7:00 AM ET

The corporate presentation will be webcast on the Investors section of the Viveve website at ir.viveve.com. Interested parties can access an archived version of the presentation on the Company’s website for approximately 90 days.

About Viveve

Viveve Medical, Inc. is a medical technology company focused on women's health and the treatment of stress urinary incontinence (SUI). Viveve is committed to advancing new solutions to improve women's overall well-being and quality of life. The internationally patented Viveve® System incorporates Cryogen-cooled Monopolar Radiofrequency technology to uniformly deliver volumetric heating while gently cooling surface tissue to generate neocollagenesis in a single in-office session. In the United States, the Viveve® System is cleared by the Food and Drug Administration (FDA) for use in general surgical procedures for electrocoagulation and hemostasis. International regulatory approvals and clearances have been received for vaginal laxity and/or improvement in sexual function indications in 48 countries.

Viveve continues to advance its clinical development program in SUI. Viveve received FDA approval of its Investigational Device Exemption (IDE) application to conduct the multicenter, randomized, double-blinded, sham-controlled PURSUIT trial for improvement of SUI in women in July 2020 and FDA approval of its requested amendments to the IDE protocol in December 2020. Initiation of the trial was reported in January 2021 and completion of subject enrollment was announced on December 14, 2021. Completion of subject follow-up visits is anticipated by the end of 2022, and topline results will be reported shortly thereafter. If positive, results from the PURSUIT clinical trial may support a new SUI indication in the U.S.

For more information visit Viveve's website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, implied and express statements regarding Viveve Medical, Inc.'s plans, timelines, or presumptions of results for the PURSUIT clinical trial. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the timing, progress and results of our clinical trials, the fluctuation of global economic conditions, the impact of the novel coronavirus termed COVID-19 on our clinical development and regulatory review and clearances and on the manufacturing, placements and patient utilization of our Viveve Systems, the performance of management and our employees, our ability to obtain financing, our evaluation of strategic alternatives, our ability to obtain approval or clearance for sale of our medical device for all indications sought, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware, unless required by law.

Viveve is a registered trademark of Viveve, Inc.

Investor Relations contacts:
Amato and Partners, LLC
Investor Relations Counsel
admin@amatoandpartners.com

Media contact:
Bill Berry
Berry & Company Public Relations
(212) 253-8881
bberry@berrypr.com